RESEARCH AGREEMENT

This Research Agreement ("Agreement") is between Petrol Oil & Gas, Inc., hereinafter referred to as the "Company" and Joseph E. Blankenship, hereinafter referred to as the "Analyst". The Analyst is an independent contractor to, and a registered representative of, Source Capital Group, Inc., the "Broker-Dealer." Although reports may be published under the name of the Broker-Dealer, Source Capital Group, Inc. is not a party to this Agreement.

The Analyst is an experienced security analyst, providing analysis and research, valuation and investment opinions on common stocks, preferred stocks, debt instruments, convertible debentures and/or other corporate securities, referred to hereinafter as "Securities." Work product from the Analyst usually consists of "Research Reports" which are disseminated to individual and institutional investors ("Investors") as well as to research distributors.

The Company has publicly traded Securities, for which Research Reports are desirable to better inform Investors about the Company, its prospects and the potential value of its Securities.

The Analyst and the Company do hereby agree that:

For the compensation designated on the Scope of Work and Compensation attached hereto (the "Attachment"), the Analyst agrees to produce Research Reports covering the Company's common stock as detailed in the Attachment.

The Company agrees to pay the amount of compensation agreed upon and within the timing parameters outlined in the Attachment.

The Company recognizes that the Broker-Dealer and therefore the Analyst, operates under the rules concerning Research Reports promulgated by the National Association of Security Dealers ("NASD") and the Securities and Exchange Commission ("SEC"). Those rules specify that the Analyst must certify that the views in the Research Report accurately reflect the Analyst's personal views about the Company's securities. Disclosure rules also require a statement whether the Analyst's compensation was, is, or will be directly or indirectly related to the specific recommendations or views in the Research Report. If related compensation was received, this statement must include the source, amount and purpose of the compensation and a disclosure that the compensation may influence the recommendation in the Research Report.

The Company agrees that, even though it is sponsoring Research Reports to be prepared by the Analyst, the Analyst has full discretion to report his own opinion about the investment prospects of the Company and desirability for an Investor. The Company further agrees that compensation stipulated in the Attachment will not be affected by the initial opinion expressed by the Analyst or by a subsequent change in the Analyst's opinion, recommendation or price target.

Agreed:/s/ Paul Branagan	Agreed:/s/ Joseph E. Blankenship
Company:	Joseph E. Blankenship
Date: February 9, 2004	February 9, 2004